SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) July 11, 2007
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 11, 2007, ProLogis completed the previously announced acquisition of all of the units in Macquarie ProLogis Trust, an Australian listed property trust (“MPR”). MPR owns approximately 89% of ProLogis North American Properties Fund V (as defined in ProLogis’s Annual Report on Form 10-K) that owns a portfolio of industrial distribution facilities in the U.S. and Mexico. The total consideration paid by ProLogis was approximately $2.0 billion consisting of cash in the amount of $1.2 billion and assumed liabilities of $0.8 billion. The cash portion of the transaction was financed primarily with borrowings under a credit agreement (the “Credit Agreement”) among certain subsidiaries of ProLogis and certain lenders and an affiliate of Citigroup USA, Inc. as administrative agent. The Credit Agreement provides for a $473.1 million term loan and a $646.2 million convertible loan. The term loan matures on the first anniversary of the Credit Agreement, subject to extension at ProLogis’s option. The convertible loan matures on the fifth anniversary of the Credit Agreement and may be converted by Citigroup into equity of one of the borrowers at anytime between 21 and 45 days after the date of the Credit Agreement. A copy of the Credit Agreement has been filed as an exhibit to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated herein by reference as described above.

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 11, 2007, among ProLogis North American Closed-End Industrial Fund REIT II LLC, ProLogis North American Closed-End Industrial Fund Sub, LP, ProLogis North American Closed-End Fund, LP, the Lenders party thereto, Citicorp USA, Inc. as administrative agent, and Citigroup Global Markets Inc. as book manager and arranger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: July 16, 2007	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 11, 2007, among ProLogis North American Closed-End Industrial Fund REIT II LLC, ProLogis North American Closed-End Industrial Fund Sub, LP, ProLogis North American Closed-End Fund, LP, the Lenders party thereto, Citicorp USA, Inc. as administrative agent, and Citigroup Global Markets Inc. as book manager and arranger.